Digital & Delivery Update Joey Wat | President & Chief Operating Officer, Yum China

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Digital

Building a digital ecosystem across all points of the consumer journey Before Store Efficiency and Reach In Store Enhanced Experience After Store Customized Service and Engagement Diversified ordering options Digital menu boards Pick-up Payment Entertainment Customized membership services Real time customer feedback Mobile pre-order Virtual store geo-targeting Membership Program Super App Key Enablers

Before Store Virtual stores Pre-Orders Mobile Payment Mobile Payment Gifting E-gifting Card After Store Membership Entertain Wi-Fi / K-music 4,000+ Stores 97MM+ Members First month songs 570K+ 5,300+ virtual stores Pre-order From 1Q17 45% of sales KFC offers a complete digital consumer journey today In Store Digital ordering Kiosks and Signage Key Focus Areas

Pre-orders increase consumer convenience and transaction efficiency Easy to order Multiple occasions

In-store digitization improves efficiencies and reinforces young and trendy image Kiosk ordering Pick-up board Digital menu board Mobile payment K-music In-store WiFi Mobile ordering

$1.2bn in cashless payments in 3Q Other Cashless Payment ~15% Mobile Payment >45% Mobile & other cashless payments as % of company sales Payment Channels China is the world leader in mobile payment YUMC is one of the leaders in China

KPRO – A full digital experience KPRO Make 100% digital ordering experience possible KPRO Video Here

Further digital evolution to enable ordering across multiple party sizes and occasions

Membership programs are key enabler of the digital experience: 120MN members cultivated in two years Launched in Oct 2015 Launched in Nov 2015

Currently a significant contribution to KFC system sales Member sales as % of system sales

Member exclusive campaigns drive loyalty and frequency 2017 Mar 30th Anniversary 2017 Sept 30th Anniversary 2017 Feb Spring Rising Day 2016 Nov Member Anniversary

Customized offers increase consumer engagement… Member’s day Birthday offering Free trial

Brand Champion Privilege Member Welcome Member Fans/ Customer Brand lovers Enhance Online Brand Image Heavy users Lock Share of Wallet Mass consumer Lower Cost of Reach Frequent users Increase Frequency Objectives …while segmentation enables multiple brand objectives

1 2 3 4 Pilot Product Launch 5 Data Driven Coupon Interaction via K-gold K- Lifestyle Brand Champion Welcome Member And further segmentation driven by differentiated offers Privilege Member Brand Champion KFC rewarded me with K-gold, that’s great! I will continue to support KFC!

Launched on 1st July Next version: November Mobile self-ordering Delivery Pizza Hut Super App launched integrating CRM & delivery >3mn downloads in two months

23_84 26_84 25_84 27_84 28_84 First steps in digital vision Pioneering our digital vision Leveraging KFC experience